Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
C3.AI, INC.
Thomas M. Siebel hereby certifies that:
ONE:    The current name of this corporation is C3.ai, Inc. The original name of this corporation is C3, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was June 29, 2012.
TWO:    He is the duly elected and acting Chief Executive Officer of C3.ai, Inc., a Delaware corporation.
THREE:    The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
I.
The name of this corporation is C3.ai, Inc. (the “Company”).
II.
The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.
III.
The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).
IV.
A.The total number of shares which the Company is authorized to issue is 650,774,046 shares, 390,000,000 shares of which shall be Class A Common Stock, par value $0.001 per share (the “Class A Common”), 6,666,667 shares of which shall be Class A-1 Common Stock, par value $0.001 per share (the “Class A-1 Common”), 21,000,000 shares of which shall be Class B Common Stock, par value $0.001 per share (the “Class B Common” and, together with the Class A Common and the Class A-1 Common, the “Common Stock”), and 233,107,379 shares of which shall be Preferred Stock (the “Preferred Stock”), par value $0.001 per share.
B.The number of authorized shares of Common Stock, including any separate class of Common Stock, may be increased or decreased (but not below the number of shares of Common Stock, or any separate class of Common Stock, then outstanding, as applicable) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).

C.21,000,000 of the authorized shares of Preferred Stock are hereby designated “Series A* Preferred Stock” (the “Series A* Preferred”). 27,360,000 of the authorized shares of Preferred Stock are hereby designated “Series B* Preferred Stock” (the “Series B* Preferred”). 14,583,945 of the authorized shares of Preferred Stock are hereby designated “Series B-1A* Preferred Stock” (the “Series B-1A* Preferred”). 556,680 of the authorized shares of Preferred Stock are hereby designated “Series B-1B* Preferred Stock” (the “Series B-1B* Preferred”, and together with the Series A* Preferred, Series B* Preferred, and the Series B-1A* Preferred, the “Early Preferred”). 16,678,511 of the authorized shares of Preferred Stock are hereby designated “Series C* Preferred Stock” (the “Series C* Preferred”). 73,670,824 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”). 3,240,060 of the authorized shares of Preferred Stock are hereby designated “Series E Preferred Stock” (the “Series E Preferred”). 42,701,251 of the authorized shares of Preferred Stock are hereby designated the “Series F Preferred Stock” (the “Series F Preferred”). 23,392,520 of the authorized shares of Preferred Stock are hereby designated the “Series G Preferred Stock” (the “Series G Preferred”). 9,923,588 of the authorized shares of Preferred Stock are hereby designated the “Series H Preferred Stock” (the “Series H Preferred”).
D.Upon the acceptance of this Amended and Restated Certificate of Incorporation for filing with the Secretary of State of the State of Delaware (the “Effective Time”):
1.RECLASSIFICATION. Automatically and without further action on the part of the Company, the holders of the Company’s Class A Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time, the holders of the Company’s Class B Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time (the “Prior Class B Common Stock”), the holders of the Company’s Class B-1 Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time (the “Prior Class B-1 Common Stock”), or the holders of the Company’s Class C Common Stock, par value $0.001 per share, outstanding immediately prior to the Effective Time (the “Prior Class C Common Stock”), (i) each then outstanding share of the Prior Class B Common Stock and the Prior Class C Common Stock shall be reclassified as and become one (1) share of Class A Common, and (ii) each then outstanding share of the Prior Class B-1 Common Stock shall be reclassified as and become one (1) share of Class A-1 Common (collectively, the “Reclassification”). All of the shares of such classes of stock shall be uncertificated shares and the stockholder registered on the Corporation’s books as the owner of the share so reclassified immediately prior to the Effective Time shall be registered on the Corporation’s books as the owner of the share of Class A Common Stock and Class A-1 Common Stock issued upon Reclassification thereof, without the need for surrender or exchange thereof.
2.CLASS A COMMON STOCK. Each six (6) shares of Class A Common Stock whether issued and outstanding immediately prior to the Effective Time or outstanding after giving effect to the Reclassification shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Class A Common Stock. All shares of Class A Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Class A Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
3.CLASS A-1 COMMON STOCK. Each six (6) shares of Class A-1 Common Stock issued and outstanding immediately prior to the Effective Time and after giving effect to the Reclassification shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Class A-1 Common Stock. All shares of Class A-1 Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Class A-1 Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
4.SERIES A* PREFERRED STOCK. Each six (6) shares of Series A* Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series A* Preferred Stock. All shares of Series A* Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series A* Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
5.SERIES B* PREFERRED STOCK. Each six (6) shares of Series B* Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series B* Preferred Stock. All shares of Series B* Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B* Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
6.SERIES B-1A* PREFERRED STOCK. Each six (6) shares of Series B-1A* Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series B-1A* Preferred Stock. All shares of Series B-1A* Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B-1A* Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
7.SERIES B-1B* PREFERRED STOCK. Each six (6) shares of Series B-1B* Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series B-1B* Preferred Stock. All shares of Series B-1B* Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B-1B* Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
8.SERIES C* PREFERRED STOCK. Each six (6) shares of Series C* Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series C* Preferred Stock. All shares of Series C* Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series C* Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
9.SERIES D PREFERRED STOCK. Each six (6) shares of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series D Preferred Stock. All shares of Series D Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series D Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
10.SERIES E PREFERRED STOCK. Each six (6) shares of Series E Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series E Preferred Stock. All shares of Series E Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series E Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
11.SERIES F PREFERRED STOCK. Each six (6) shares of Series F Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series F Preferred Stock. All shares of Series F Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series F Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
12.SERIES G PREFERRED STOCK. Each six (6) shares of Series G Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series G Preferred Stock. All shares of Series G Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series G Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
13.SERIES H PREFERRED STOCK. Each six (6) shares of Series H Preferred Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be combined and converted into one (1) share of Series H Preferred Stock. All shares of Series H Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Corporation shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series H Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Corporation’s Board of Directors.
The splits made pursuant to subsections 2 through 13 above are referred to herein as the “Reverse Stock Split.” Unless otherwise specifically noted in this Amended and Restated

Certificate of Incorporation, all share numbers and prices per share have been adjusted to reflect the Reverse Stock Split. All of the shares of such classes and series of stock resulting from the Reverse Stock Split shall be uncertificated shares and the stockholder registered on the Corporation’s books as the owner of shares prior to the Reverse Stock Split immediately prior to the Effective Time shall be registered on the Corporation’s books as the owner of the shares resulting from the Reverse Stock Split, without the need for surrender or exchange thereof.
E.The rights, preferences, privileges, restrictions and other matters relating to each class of capital stock of the Company are as follows:
1.DIVIDEND RIGHTS.
(a)Holders of Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefor, cash dividends at the rate of six percent (6%) of the applicable Original Issue Price (as defined below) per annum on each outstanding share of Preferred Stock. Such dividends shall be non-cumulative.
(b)The “Original Issue Price” of the Series A* Preferred shall be $1.998 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B* Preferred shall be $1.998 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B-1A* Preferred shall be $6.522 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series B-1B* Preferred shall be $13.038 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series C* Preferred shall be $6.84 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series D Preferred shall be $8.4426 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series E Preferred shall be $21.8574 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series F Preferred shall be $19.6068 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series G Preferred shall be $19.8252 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). The “Original Issue Price” of the Series H Preferred shall be $30.231 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).
(c)So long as any shares of Preferred Stock are outstanding, the Company shall not pay or declare any dividend (whether in cash or property), or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock, until all dividends as set forth in Section 1(a) above on the Preferred Stock shall have been paid or declared and set apart, except for:
(i)acquisitions of Common Stock by the Company pursuant to agreements that permit the Company to repurchase such shares at no more than cost upon termination of services to the Company;
(ii)acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares; or
(iii)distributions to holders of Common Stock in accordance with Section 3.
(d)In the event dividends are paid on any share of Common Stock, the Company shall pay an additional dividend on all outstanding shares of Preferred Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.
(e)The provisions of Sections 1(c) and 1(d) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section 4(f) hereof are applicable, or any repurchase of any outstanding securities of the Company that is approved by the Board.
2.VOTING RIGHTS.
(a)General Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), (i) each holder of outstanding shares of Class A Common Stock and Class A-1 Common Stock shall be entitled to cast one (1) vote per whole share of Class A Common Stock or Class A-1 Common Stock, as applicable, held by such holder as of the record date for determining stockholders entitled to vote on such matter, (ii) each holder of outstanding shares of Class B Common Stock shall be entitled to cast fifty (50) votes per whole share of Class B Common Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, and (iii) each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.
(b)Election of Board of Directors.
(i)The holders of Common Stock, Early Preferred, Series C* Preferred, Series D Preferred and Series E Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all members of the Board at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.
(ii)Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in which all members of such class or series are present and voted. Any director may be removed during his or her term of office without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.
(iii)No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
(c)Separate Vote of Series D Preferred. For so long as any shares of Series D Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series D Preferred, voting as a separate series, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise), any such act or transactions effected without such approval being null and void (to the fullest extent permitted by law) and of no force or effect:
(i)any amendment, alteration, waiver, repeal or nullification of any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that materially adversely affects the powers, rights, preferences or privileges of the Series D Preferred; provided that authorization or issuance of an additional series of preferred stock shall not be deemed adverse;
(ii)any material transaction between the Company and Thomas M. Siebel or an affiliate thereof, excluding (A) compensation matters approved by the Compensation Committee, or (B) matters approved by the Board of Directors, including the person designated as the Series D Director (as defined in that certain Amended and Restated Investor Rights Agreement between the Company and certain of its investors, dated on or about January 16, 2018, as may be amended and/or restated from time to time (the “Investor Rights Agreement”)); or
(iii)any amendment, alteration or repeal of this Section 2(c).
(d)Separate Vote of Series F Preferred. For so long as any shares of Series F Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series F Preferred, voting as a separate series, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise), any such act or transactions effected without such approval being null and void (to the fullest extent permitted by law) and of no force or effect:
(i)any amendment, alteration, waiver, repeal or nullification of any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that materially adversely affects the powers, rights, preferences or privileges of the Series F Preferred; provided that authorization or issuance of an additional series of preferred stock shall not be deemed adverse;
(ii)any material transaction between the Company and Thomas M. Siebel or an affiliate thereof, excluding (A) compensation matters approved by the Compensation Committee, or (B) matters approved by the Board of Directors, including the person designated as the Series D Director (as defined in the Investor Rights Agreement);
(iii)any increase or decrease to the authorized number of Series F Preferred; or
(iv)any amendment, alteration or repeal of this Section 2(d), Section 3(i) or Section 4(n).
(e)Separate Vote of Series G Preferred. For so long as any shares of Series G Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of sixty-eight percent (68%) of the outstanding Series G Preferred, voting as a separate series, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise), any such act or transactions effected without such approval being null and void (to the fullest extent permitted by law) and of no force or effect:
(i)any amendment, alteration, waiver, repeal or nullification of any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that materially adversely affects the powers, rights, preferences or privileges of the Series G Preferred; provided that authorization or issuance of an additional series of preferred stock shall not be deemed adverse;
(ii)any material transaction between the Company and Thomas M. Siebel or an affiliate thereof, excluding (A) compensation matters approved by the Compensation Committee, or (B) matters approved by the Board of Directors, including the person designated as the Series D Director (as defined in the Investor Rights Agreement);
(iii)any increase or decrease to the authorized number of Series G Preferred; or
(iv)any amendment, alteration or repeal of this Section 2(e), Section 3(i) or Section 4(n).
(f)Separate Vote of Series H Preferred. For so long as any shares of Series H Preferred remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series H Preferred, voting as a separate series, shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise), any such act or transactions effected without such approval being null and void (to the fullest extent permitted by law) and of no force or effect:
(i)any amendment, alteration, waiver, repeal or nullification of any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that materially adversely affects the powers, rights, preferences or privileges of the Series H Preferred; provided that authorization or issuance of an additional series of preferred stock shall not be deemed adverse;
(ii)any increase or decrease to the authorized number of Series H Preferred; or
(iii)any material transaction between the Company and Thomas M. Siebel or an affiliate thereof, excluding (A) compensation matters approved by the Compensation Committee, or (B) matters approved by the Board of Directors, including the person designated as the Series D Director (as defined in the Investor Rights Agreement).
(iv)any amendment, alteration or repeal of this Section 2(f), Section 3(i) or Section 4(n).

3.LIQUIDATION RIGHTS.
(a)Upon a Liquidation Event (as defined in Section 3(g) below), before any distribution or payment shall be made to the holders of any of the Early Preferred, Series C* Preferred or of any Common Stock, the holders of Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred held by them, an amount per share of Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred, respectively, equal to the Original Issue Price of the Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred or Series H Preferred, respectively, plus all declared and unpaid dividends on the Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred, respectively, on a pari passu basis. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred of the liquidation preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series D Preferred, Series E Preferred Series F Preferred, Series G Preferred and Series H Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled, on a pari passu basis. For the avoidance of doubt, (i) the amount payable to the holders of Series E Preferred pursuant to this Section 3(a) shall be subject to adjustment as provided for in Section 3(f), below, and (ii) any adjustment to the amount payable to the holders of Series E Preferred pursuant to Section 3(f) shall not reduce the amount payable to the holders of Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred pursuant to this Section 3(a).
(b)After the payment of the liquidation preference of the holders of Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred set forth in Section 3(a), before any distribution or payment shall be made to the holders of any Early Preferred or of any Common Stock, the holders of Series C* Preferred shall be entitled to be paid out of the remaining assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of Series C* Preferred held by them, an amount per share of Series C* Preferred equal to the Original Issue Price of the Series C* Preferred plus all declared and unpaid dividends on the Series C* Preferred. If, upon any such Liquidation Event, the remaining assets of the Company shall be insufficient to make payment in full to all holders of Series C* Preferred of the liquidation preference set forth in this Section 3(b), then such remaining assets (or consideration) shall be distributed among the holders of Series C* Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
(c)After the payment of the full liquidation preference of the Series H Preferred, Series G Preferred, Series F Preferred, Series E Preferred, Series D Preferred and the Series C* Preferred as set forth in Sections 3(a) and 3(b) above, and before any distribution or payment shall be made to the holders of any Common Stock, the holders of any Early Preferred shall be entitled to be paid out of the remaining assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) an amount per share of Early Preferred equal to the respective Original Issue Price plus all declared and unpaid dividends on the Early Preferred, on a pari passu basis. If, upon any such Liquidation Event, the remaining assets of the Company shall be insufficient to make payment in full to all holders of Early Preferred of the liquidation preference set forth in this Section 3(c), then such remaining assets (or consideration) shall be distributed among the holders of Early Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.
(d)After the payment of the full liquidation preference of the Preferred Stock as set forth in Sections 3(a), 3(b) and 3(c) above, and before any distribution or payment shall be made to the holders of any Class A Common or Class B Common, the holders of Class A-1 Common shall be entitled to be paid out of the remaining assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each share of the Class A-1 Common held by them, an amount per share equal to $2.82 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof). If, upon any such Liquidation Event, the remaining assets of the Company shall be insufficient to make such payment in full to all holders of Class A-1 Common of the liquidation preference set forth in this Section 3(d), then such remaining assets (or consideration) shall be distributed among the holders of Class A-1 Common at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.
(e)After the payment of the full liquidation preferences set forth in Sections 3(a), 3(b), 3(c) and 3(d) above, the remaining assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the Common Stock and Preferred Stock on an as-if-converted to Class A Common basis or Class B Common basis, as applicable.
(f)Notwithstanding the foregoing, in the event that, after payments set forth above in paragraphs 3(a) and 3(e), the holders of Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred have not received a total amount per share of Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred held by them equal to the Original Issue Price for the Series D Preferred, the Series F Preferred, the Series G Preferred and Series H Preferred, respectively, multiplied by 1.5 (the “Series D, F, G and H Preference”), then (i) the Series D Preferred, the Series F Preferred, the Series G Preferred and Series H Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution (or the consideration received by the Company or its stockholders in an Acquisition or Asset Transfer) for each such share of Series D Preferred, Series F Preferred, Series G Preferred and Series H Preferred held by them, an additional amount per share as is necessary to provide that the holders of the Series D Preferred, the Series F Preferred, the Series G Preferred and Series H Preferred have received the full Series D, F, G and H Preference; and (ii) the amounts payable to the holders of Common Stock, Early Preferred, Series C* Preferred and Series E Preferred in accordance with paragraphs 3(a)-(e) shall be reduced by the amount of the

Series D, F, G and H Preference as follows: (1) the amounts payable to the holders of Common Stock, Early Preferred, Series C* Preferred and Series E Preferred in accordance with Section 3(e) shall be reduced up to the unpaid aggregate Series D, F, G and H Preference, ratably in proportion to the full amounts to which such holders would otherwise be respectively entitled; (2) if the reduction in (1) above is less than the aggregate remaining unpaid Series D, F, G and H Preference, the amounts payable to the holders of Class A-1 Common in accordance with Section 3(d) shall be reduced up to the aggregate remaining unpaid Series D, F, G and H Preference, ratably in proportion to the full amounts to which such holders would otherwise be respectively entitled; (3) if the reductions in (1) and (2) above are less than the aggregate remaining unpaid Series D, F, G and H Preference, the amounts payable to the holders of Early Preferred in accordance with Section 3(c) shall be reduced up to the aggregate remaining unpaid Series D, F, G and H Preference, ratably in proportion to the full amounts to which such holders would otherwise be respectively entitled; (4) if the reduction in (1), (3) and (3) above are less than the aggregate remaining unpaid Series D, F, G and H Preference, the amounts payable to the holders of Series C* Preferred in accordance with Section 3(b) shall be reduced up to the aggregate remaining unpaid Series D, F, G and H Preference, ratably in proportion to the full amounts to which such holders would otherwise be respectively entitled; and (5) if the reduction in (1), (2), (3) and (4) above are less than the aggregate remaining unpaid Series D, F, G and H Preference, the amounts payable to the holders of Series E Preferred in accordance with Section 3(a) shall be reduced up to the aggregate remaining unpaid Series D, F, G and H Preference, ratably in proportion to the full amounts to which such holders would otherwise be respectively entitled.
(g)For the purposes of this Section 3, a “Liquidation Event” shall mean: (i) (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, or (B) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred (any event described in the preceding subsections (A) and (B) referred to as an “Acquisition”); provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which all of the cash is received by the Company or any successor (or indebtedness of the Company is cancelled or converted or a combination thereof); (ii) (x) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole or (y) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company (any event described in the preceding subsections (x) and (y) referred to as an “Asset Transfer”); or (iii) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

(h)In any Acquisition or Asset Transfer, if the consideration to be received is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board on the date such determination is made.
(i)The Company shall not have the power to effect an Acquisition or Asset Transfer (A) without the consent of the holders of a majority of the then outstanding shares of Series F Preferred, voting as a separate series, unless the definitive agreement for such transaction provides that the consideration payable to the holders of Series F Preferred in connection therewith shall be allocated in accordance with this Section 3, (B) without the consent of the holders of a majority of the then outstanding shares of Series G Preferred, voting as a separate series, unless the definitive agreement for such transaction provides that the consideration payable to the holders of Series G Preferred in connection therewith shall be allocated in accordance with this Section 3, and (C) without the consent of the holders of a majority of the then outstanding shares of Series H Preferred, voting as a separate series, unless the definitive agreement for such transaction provides that the consideration payable to the holders of Series H Preferred in connection therewith shall be allocated in accordance with this Section 3.
4.CLASS A CONVERTIBLE PREFERRED CONVERSION RIGHTS. The holders of the Series B* Preferred, the Series B1-A* Preferred, the Series B1-B* Preferred, the Series C* Preferred, the Series D Preferred, the Series F Preferred, the Series G Preferred and the Series H Preferred (the “Class A Convertible Preferred”) shall have the following rights with respect to the conversion of the Class A Convertible Preferred into shares of Class A Common (for the purposes of this Section 4, the “Conversion Rights”).
(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Class A Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Common. The number of shares of Class A Common to which a holder of Class A Convertible Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Class A Convertible Preferred Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Class A Convertible Preferred, as applicable, being converted.
(b)Class A Convertible Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Class A Convertible Preferred (the “Class A Convertible Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Original Issue Price of the Class A Convertible Preferred by the applicable “Class A Convertible Preferred Conversion Price” (as defined below).
(c)Class A Convertible Preferred Conversion Price. The conversion price for each series of Class A Convertible Preferred shall initially be the applicable Original Issue Price of such series of Class A Convertible Preferred (the “Class A Convertible Preferred Conversion Price”). Such initial Class A Convertible Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4 and, in the case of the Series F Preferred, Series G Preferred and Series H Preferred, Section 6(h). All references to the

Class A Convertible Preferred Conversion Price herein shall mean the Class A Convertible Preferred Conversion Price as so adjusted, for the applicable series.
(d)Mechanics of Optional Conversion. Each holder of Class A Convertible Preferred who desires to convert the same into shares of Class A Common pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Class A Convertible Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Class A Convertible Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Class A Common (at the Class A Common’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Class A Convertible Preferred being converted and (ii) in cash (at the Class A Common’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class A Common otherwise issuable to any holder of Class A Convertible Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Class A Convertible Preferred to be converted, and the person entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common on such date.
(e)Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Effective Time, the Company effects a subdivision of the outstanding Class A Common, the applicable Class A Convertible Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Effective Time the Company combines the outstanding shares of Class A Common into a smaller number of shares, the applicable Class A Convertible Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(f)Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Effective Time the Company pays to holders of Class A Common a dividend or other distribution in additional shares of Class A Common, the holders of Class A Convertible Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common of the Company into which their shares of Class A Convertible Preferred are convertible as of the record date fixed for the determination of the holders of Class A Common of the Company entitled to receive such distribution.
(g)Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Effective Time, the Class A Common issuable upon the conversion of the Class A Convertible Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition as defined in Section 3 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4), in any such event each share of Class A Convertible Preferred shall thereafter be convertible in lieu of the Class A Common into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Class A Common of the Company issuable upon conversion of one share of Class A Convertible Preferred immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Class A Convertible Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the applicable Class A Convertible Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Class A Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable.
(h)Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Class A Convertible Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Class A Convertible Preferred (including, without limitation, any adjustment to the Ratchet Preferred Conversion Price pursuant to Section 6, below), if the Class A Convertible Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Class A Convertible Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. Failure to request or provide such notice shall have no effect on any such adjustment.
(i)Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Class A Convertible Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Class A Convertible Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
(j)Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of Class A Convertible Preferred. All shares of Class A Common (including fractions thereof) issuable upon conversion of more than one share of Class A Convertible Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common (as determined by the Board) on the date of conversion.
(k)Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of the Class A Convertible Preferred, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Convertible Preferred. If at any time the number of authorized but unissued shares of Class A Common shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Convertible Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.
(l)Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
(m)Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class A Common upon conversion of shares of Class A Convertible Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common in a name other than that in which the shares of Class A Convertible Preferred so converted were registered.
(n)Waiver of Adjustment to Ratchet Preferred Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment to the Conversion Price applicable to the Series F Preferred, Series G Preferred or Series H Preferred (the “Ratchet Preferred”) pursuant to Section 4 or Section 6(h) may only be waived, either prospectively or retroactively or in a particular instance, by the consent or vote of the holders of (A) with respect to the Series F Preferred, at least a majority of the then outstanding shares of the Series F Preferred, voting together as a separate series, (B) with respect to the Series G Preferred, by the consent or vote of the holders of at least a majority of the then outstanding shares of the Series G Preferred, voting together as a separate series or (C) with respect to the Series H Preferred, by the consent or vote of the holders of at least a majority of the then outstanding shares of the Series H Preferred, voting together as a separate series. Any such waiver shall bind all future holders of the Series F Preferred, Series G Preferred or Series H Preferred, as applicable.
(o)Possible Issuance of Additional Stock to Ratchet Preferred.
(i)In connection with any public offering and sale of (A) any equity securities of the Company (“Company Equity Securities”) or (B) any securities of the Company or any affiliate of the Company that are convertible into equity securities of the Company (“Convertible Securities”), in each case pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Company Equity Securities or Convertible Securities, as applicable, whether for the account of the Company or for the account of any other person(s), or that otherwise results in the listing or quotation of Company Equity Securities or Convertible Securities, as applicable, on any non-U.S. securities exchange (a “Public Offering”) and in which the product of (i) the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred, Series G Preferred or Series H Preferred, as the case may be, at the Class A Convertible Preferred Conversion Price then applicable to such shares of Ratchet Preferred (with respect to such shares of Ratchet Preferred, the “Ratchet Preferred Conversion Price”) multiplied by (ii) the offering price to the public (“Public Offering Price”) per share of Common Stock (or, in the case of any Company Equity Securities other than Common Stock or Convertible Securities, the implied price per share of Common Stock) would equal less than $29.4102 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), then effective immediately prior to the consummation of the Public Offering, the Ratchet Preferred Conversion Price for the Series H Preferred, Series G Preferred or the Series F Preferred, as the case may be, will be adjusted to such number as would cause the product of (i) the number of shares of Common Stock issuable upon conversion of such share of Ratchet Preferred at such adjusted Ratchet Preferred Conversion Price multiplied by (ii) the Public Offering Price, to equal $29.4102 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).
(ii)In the event that any shares of Ratchet Preferred are converted into Class A Common other than in connection with a Public Offering and at a time that any Company Equity Securities or Convertible Securities are registered or subject to registration under the Securities Exchange Act of 1934, as amended, pursuant to Section 12(b) thereof (a “Conversion Ratchet Event”) or are listed or quoted on any non-U.S. securities exchange and the product of (i) the number of shares of Common Stock issuable upon conversion of a share of Ratchet Preferred at the Ratchet Preferred Conversion Price multiplied by (ii) the volume-weighted average closing sale price per share of Common Stock (or, in the case of any Company Equity Securities other than Common Stock or Convertible Securities, the implied sale price per share of Common Stock) on the principal securities exchange on which the applicable Company Equity Security or Convertible Security is traded for the twenty (20) trading day period immediately preceding the effective date of such conversion of shares of Ratchet Preferred into Class A Common (with respect to such shares of Ratchet Preferred, the “Ratchet Conversion Price”) would equal less than $29.4102 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof), then effective immediately prior to the effective time of such conversion of shares of Ratchet Preferred into Class A Common, the Ratchet Preferred Conversion Price with respect to such shares of Ratchet Preferred (but not, for the avoidance of doubt and if applicable, any Ratchet Preferred other than such shares of Ratchet Preferred that were not converted to Class A Common in connection with the Ratchet Event) will be adjusted to such number as would cause the product of (i) the number of shares of Common Stock issuable upon conversion of a share of Ratchet Preferred at such adjusted Ratchet Preferred Conversion Price, multiplied by (ii) the Ratchet Conversion Price, to equal $29.4102 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof).
(iii)Notwithstanding the foregoing, nothing in this Section 4(o) shall result in any upward adjustment to the Ratchet Preferred Conversion Price.
5.SERIES A* CONVERSION RIGHTS. The holders of the Series A* Preferred shall have the following rights with respect to the conversion of the Series A* Preferred into shares of Class B Common:
(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series A* Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class B Common, in accordance with the first paragraph of this Section 5. The number of shares of Class B Common to which a holder of Series A* Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series A* Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A* Preferred being converted.
(b)Series A* Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A*Preferred (the “Series A* Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Original Issue Price of the Series A* Preferred by the applicable “Series A* Preferred Conversion Price,” calculated as provided in Section 5(c).
(c)Series A* Preferred Conversion Price. The conversion price for the Series A* Preferred shall initially be the applicable Original Issue Price of the Series A* Preferred (the “Series A* Preferred Conversion Price”). Such initial Series A* Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A* Preferred Conversion Price herein shall mean the Series A* Preferred Conversion Price as so adjusted.
(d)Mechanics of Optional Conversion. Each holder of Series A* Preferred who desires to convert the same into shares of Class B Common pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the

Company or any transfer agent for the Series A* Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A* Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class B Common to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Class B Common (at the Class B Common’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of Series A* Preferred being converted and (ii) in cash (at the Class B Common’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class B Common otherwise issuable to any holder of Series A* Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A* Preferred to be converted, and the person entitled to receive the shares of Class B Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class B Common on such date.
(e)Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Effective Time the Company effects a subdivision of the outstanding Class B Common, the applicable Series A* Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Effective Time the Company combines the outstanding shares of Class B Common into a smaller number of shares, the applicable Series A* Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(f)Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Effective Time the Company pays to holders of Class B Common a dividend or other distribution in additional shares of Class B Common, the holders of Series A* Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common of the Company into which their shares of Series A* Preferred are convertible as of the record date fixed for the determination of the holders of Class B Common of the Company entitled to receive such distribution.
(g)Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Effective Time, the Class B Common issuable upon the conversion of the Series A* Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition as defined in Section 3 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5), in any such event each share of Series A* Preferred shall thereafter be convertible in lieu of the Class B Common into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Class B Common of the Company issuable upon conversion of one share of Series A* Preferred immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A* Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the applicable Series A* Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A* Preferred) shall be applicable after that event and be as nearly equivalent as practicable.
(h)Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Series A* Preferred Conversion Price for the number of shares of Class B Common Stock or other securities issuable upon conversion of the Series A* Preferred, if the Series A* Preferred is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A* Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. Failure to request or provide such notice shall have no effect on any such adjustment.
(i)Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A* Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series A* Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
(j)Fractional Shares. No fractional shares of Class B Common shall be issued upon conversion of Series A* Preferred. All shares of Class B Common (including fractions thereof) issuable upon conversion of more than one share of Series A* Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class B Common (as determined by the Board) on the date of conversion.
(k)Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common, solely for the purpose of effecting the conversion of the shares of the Series A* Preferred, such number of its shares of Class B Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A* Preferred. If at any time the number of authorized but unissued shares of Class B Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series A* Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.
(l)Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
(m)Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class B Common upon conversion of shares of Series A* Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class B Common in a name other than that in which the shares of Series A* Preferred so converted were registered.
6.SERIES E PREFERRED AND OTHER CONVERSION RIGHTS.
The holders of the Series E Preferred shall have the following rights with respect to the conversion of the Series E Preferred into shares of Class A Common (for the purposes of this Section 6, the “Conversion Rights”):
(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 6, any shares of Series E Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Common. The number of shares of Class A Common to which a holder of the Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the “Series E Preferred Conversion Rate” then in effect (determined as provided in Section 6(b)) by the number of shares of Series E Preferred being converted.
(b)Series E Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series E Preferred (the “Series E Preferred Conversion

Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series E Preferred by the “Series E Preferred Conversion Price,” calculated as provided in Section 6(c).
(c)Series E Preferred Conversion Price. The conversion price for the Series E Preferred shall initially be the Original Issue Price of such series of Series E Preferred (the “Series E Preferred Conversion Price”). The initial Series E Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 6. All references to the Series E Preferred Conversion Price herein shall mean the Series E Preferred Conversion Price as so adjusted.
(d)Mechanics of Optional Conversion. Each holder of Series E Preferred who desires to convert the same into shares of Class A Common pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series E Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series E Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Class A Common (at the Class A Common’s fair market value determined by the Board as of the date of such conversion), any declared and unpaid dividends on the shares of the Series E Preferred being converted and (ii) in cash (at the Class A Common’s fair market value determined by the Board as of the date of conversion) the value of any fractional share of Class A Common otherwise issuable to any holder of the Series E Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Series E Preferred to be converted, and the person entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common on such date.
(e)Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the Original Issue Date the Company effects a subdivision of the outstanding Class A Common, the Series E Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Class A Common into a smaller number of shares, the Series E Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(f)Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Class A Common a dividend or other distribution in additional shares of Class A Common, the holders of the Series E Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common of the Company into which their shares of Series E Preferred are convertible as of the record date fixed for the determination of the holders of Class A Common of the Company entitled to receive such distribution.
(g)Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date, the Class A Common issuable upon the conversion of the Series E Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition as defined in Section 3 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), in any such event each share of the Series E Preferred shall thereafter be convertible in lieu of the Class A Common into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Class A Common of the Company issuable upon conversion of one share of the Series E Preferred immediately prior to such recapitalization, reclassification, merger, consolidation or other transaction would have been entitled to receive pursuant to such transaction, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series E Preferred after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Series E Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series E Preferred) shall be applicable after that event and be as nearly equivalent as practicable.
(h)Sale of Shares Below the Series E Preferred Conversion Price or Applicable Ratchet Preferred Conversion Price.
(i)If at any time or from time to time on or after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 6(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(e), 4(f), 4(g), 6(e), 6(f) or 6(g) above, for an Effective Price (as defined below) less than the then effective applicable Ratchet Preferred Conversion Price or Series E Preferred Conversion Price, as the case may be (a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable, in effect immediately prior to such issuance or sale by a fraction:
(A)the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock that the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable, and

(B)the denominator of which shall be the number of shares of Common Stock deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.
For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock that are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date.
(ii)No adjustment shall be made to the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, in an amount less than one percent (1%) of the Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable, then in effect. Any adjustment otherwise required by this Section 6(h) that is not required to be made due to the first sentence of this subsection (ii) shall be included in any subsequent adjustment to the Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable. Any adjustment required by this Section 6(h) shall be rounded to the first decimal for which such rounding represents less than one percent (1%) of the Series E Preferred Conversion Price or such Ratchet Preferred Conversion Price, as applicable, in effect after such adjustment.
(iii)For the purpose of making any adjustment required under this Section 6(h), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, the fair market value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.
(iv)For the purpose of the adjustment required under this Section 6(h), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities exercisable for or convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:
(A)in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and
(B)in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.
(C)If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities.
(D)No further adjustment of the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series E Preferred Conversion Price or Ratchet Preferred Conversion Price, as applicable, that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such

Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.
(v)For the purpose of making any adjustment to the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price required under this Section 6(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:
(A)With respect to the Series E Preferred Conversion Price, shares of Series H Preferred issued pursuant to the Series H Preferred Stock Purchase Agreement dated August 15, 2019;
(B)shares of Common Stock issued upon conversion of the Preferred Stock;
(C)shares of Common Stock or Convertible Securities issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;
(D)shares of Common Stock issued pursuant to the exercise or conversion of Convertible Securities outstanding as of the Original Issue Date;
(E)shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board;
(F)shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution approved by the Board;
(G)shares of Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities approved by the Board, including without limitation joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements;
(H)shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board; and
(I)other than with respect to shares of Series G Preferred, shares of Common Stock that are issued with the unanimous approval of the Board of this corporation and the Board specifically states that it shall not be Additional Shares of Common Stock.
References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 6(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 6(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 6(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.
(vi)In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, shall be reduced to the Series E Preferred Conversion Price or a Ratchet Preferred Conversion Price, as applicable, that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.
(i)Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Series E Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series E Preferred, if the Series E Preferred is then convertible pursuant to this Section 6, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series E Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. Failure to request or provide such notice shall have no effect on any such adjustment.
(j)Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series E Preferred at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the holders of a majority of the outstanding Series E Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
(k)Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of Series E Preferred. All shares of Class A Common (including fractions thereof) issuable upon conversion of more than one share of Series E Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common (as determined by the Board) on the date of conversion.
(l)Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of effecting the conversion of the shares of the Series E Preferred, such number of its shares of Class A Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred. If at any time the number of authorized but unissued shares of Class A Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common to such number of shares as shall be sufficient for such purpose.
(m)Notices. Any notice required by the provisions of this Section 6 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
(n)Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class A Common upon conversion of shares of Series E Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common in a name other than that in which the shares of Series E Preferred so converted were registered.

7.AUTOMATIC CONVERSION.
(a)Each share of Class A Convertible Preferred and Series E Preferred shall automatically be converted into shares of Class A Common, and each share of Series A* Preferred shall automatically be converted into shares of Class B Common, in each case based on the then-effective applicable Class A Convertible Preferred Conversion Price, Series E Preferred Conversion Price or Series A* Preferred Conversion Price, in accordance with the following subsections, as applicable:
(i)with respect to the Early Preferred and Series C* Preferred, at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Early Preferred and Series C* Preferred;
(ii)with respect to the Early Preferred and Series C* Preferred, immediately prior to the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) (1) the per share offering price to the public multiplied by (2) the outstanding shares of capital stock of the Company, determined on an as-if converted basis (assuming the exercise or conversion of any outstanding options or convertible securities) is not less than $50,000,000 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) and (B) the gross cash proceeds to the Company (net of underwriting discounts, commissions and fees) are at least $30,000,000 (a “Qualified Public Offering”);
(iii)with respect to the Series A* Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred and Series H Preferred, immediately prior to the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the per share offering price to the public is not less than the Original Issue Price of the Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof) and (B) the gross cash proceeds to the Company (net of underwriting discounts, commissions and fees) are at least $75,000,000 (a “Senior Preferred Qualified Public Offering”);
(iv)with respect to the Series D Preferred and Series E Preferred, upon the affirmative election of the holders of a majority of the outstanding shares of the Series D Preferred and Series E Preferred, voting together as a single class;
(v)with respect to the Series F Preferred, upon the affirmative election of the holders of a majority of the outstanding shares of the Series F Preferred, voting as a separate series;
(vi)with respect to the Series G Preferred, upon the affirmative election of the holders of a majority of the outstanding shares of the Series G Preferred, voting as a separate series; or

(vii)with respect to the Series H Preferred, upon the affirmative election of the holders of a majority of the outstanding shares of the Series H Preferred, voting as a separate series.
(b)Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).
(c)Upon the occurrence of any of the events specified in Section 7(a) above, the applicable outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common or Class B Common, as applicable, issuable upon such conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the applicable Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common or Class B Common, as applicable, into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).
8.COMMON CONVERSION RIGHTS
The holders of the Class B Common and Class A-1 Common (the “Convertible Common”) shall have the following rights with respect to the conversion of the Convertible Common into shares of Class A Common:
(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 8, at any time upon the affirmative vote or written consent of a majority of the shares of Common Stock and Preferred Stock voting together as a single class on an as-if-converted to Class A Common basis, all shares of Convertible Common may be converted into fully-paid and nonassessable shares of Class A Common on a one-to-one basis.
(b)Automatic Conversion.
(i)Each share of Convertible Common shall automatically be converted into shares of Class A Common, on a one-to-one basis immediately prior to the closing of a Qualified Public Offering.
(ii)Upon the occurrence of a Qualified Public Offering, the outstanding shares of Convertible Common shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common issuable upon such conversion unless the certificates evidencing such shares of Convertible Common are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Convertible Common, the holders of Convertible Common shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the applicable class. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Class A Common into which the shares of Convertible Common surrendered were convertible on the date on which such automatic conversion occurred.
(c)Fractional Shares. No fractional shares of Class A Common shall be issued upon conversion of the Convertible Common. All shares of Class A Common (including fractions thereof) issuable upon conversion of more than one share of Convertible Common by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Class A Common (as determined by the Board) on the date of conversion.
(d)Notices. Any notice required by the provisions of this Section 8 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by electronic transmission in compliance with the provisions of the DGCL if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.
(e)Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Class A Common upon conversion of shares of Convertible Common, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Class A Common in a name other than that in which the shares of Convertible Common so converted were registered.
9.NO REISSUANCE OF PREFERRED STOCK. Any shares or shares of Preferred Stock redeemed, purchased, converted or exchanged by the Company shall be cancelled and retired and shall not be reissued or transferred.

V.
A.The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.
B.To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
C.Any repeal or modification of this Article V shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
VI.
For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A.The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors that shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Certificate.
B.The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Certificate. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions that may be set forth in this Certificate.
C.The directors of the Company need not be elected by written ballot unless the Bylaws so provide.
VII.
Subject to Article IV, Sections 2(c), 2(d) and 2(e) and the other terms and provisions of this Amended and Restated Certificate of Incorporation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
* * * *
FOUR:    This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.
FIVE:    This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

IN WITNESS WHEREOF, C3.ai, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on November 25, 2020, by the undersigned, who affirms that the statements made herein are true and correct.

/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer
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